Exhibit 23.1

                CONSENT OF INDEPENDENT REGISTERED ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of InfoSearch Media, Inc. (the "Registrant") of our report dated March 11, 2005, with respect to the financial statements of the Registrant included in the Registrant's Annual Report on Form 10-K/A for the fiscal year ended December 31, 2004 filed with the Securities and Exchange Commission on April 29, 2005.


/s/ Sherb & Co., LLP
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New York, New York
May 24, 2005